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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  November 16, 1998
                                                       -------------------


                               Input/Output, Inc.
                               ------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)


        1-13402                                            22-2286646
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


11104 West Airport Blvd., Stafford, Texas                     77477
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(Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code  (281) 933-3339
                                                         ----------------


                                 Not Applicable
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        (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     On November 16, 1998, Input/Output, Inc., a Delaware corporation (the "Company"), pursuant to the terms of an Agreement and Plan of Merger (the "Agreement") by and among the Company, I/O Marine, Inc., a Louisiana corporation and wholly-owned subsidiary of the Company ("I/O Marine"), DigiCourse, Inc., a Louisiana corporation ("DigiCourse"), and The Laitram Corporation, a Louisiana corporation and the sole stockholder of DigiCourse (the "Stockholder"), acquired, through the merger of I/O Marine with and into DigiCourse, 100% of the issued and outstanding capital stock of DigiCourse from the Stockholder. The consideration paid by the Company in exchange for the DigiCourse stock in the merger was the issuance of 5,794,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") in a transaction exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to Section 4(2) thereof. As a result, the number of shares beneficially owned by the Stockholder represents approximately 11.7% of the outstanding Common Stock of the Company. The Agreement provides for certain cash purchase price adjustments to be effected following the closing of the acquisition.

     DigiCourse and its wholly-owned subsidiary, DigiCourse Limited, a United Kingdom corporation, design, manufacture and service marine positioning systems for the seismic industry, including birds (which control streamer cable depth during towing), compasses and acoustical devices. The Company presently intends to continue operating the business and assets of DigiCourse in a manner similar to that in which they were operated prior to the acquisition.

     The Company also granted registration rights to the Stockholder pursuant to a Registration Rights Agreement, dated November 16, 1998. The Registration Rights Agreement grants piggyback registration rights, which allow the Stockholder to participate in underwritten public offerings initiated by the Company after the closing date of the acquisition, subject to certain limitations and conditions set forth therein. In addition, the Registration Rights Agreement grants the Stockholder two demand registration rights, subject to certain limitations and conditions, including the requirement that each such demand registration shall not be made for less than one million (1,000,000) shares of Common Stock. The Registration Rights Agreement contains provisions whereby the Company has agreed to indemnify the Stockholder against certain liabilities, including liabilities under the 1933 Act.

     The terms of the Agreement provide that the acquisition shall be accounted for as occurring effective as of September 30, 1998. The Company will account for its acquisition of DigiCourse as a purchase business combination for financial accounting purposes.

     The foregoing, to the extent it summarizes terms of agreements, is qualified in its entirety by reference to the full text of such documents, copies of which have been filed herewith as exhibits and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         99.1 Agreement and Plan of Merger by and among I/O Marine, Inc., Input/Output, Inc., DigiCourse, Inc. and The Laitram Corporation, dated September 30, 1998. Filed as Exhibit 10.1 to the Company's Form 10-Q for the quarter ended August 31, 1998 and incorporated by reference herein.


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         99.2  Registration Rights Agreement, dated November 16, 1998.



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INPUT/OUTPUT, INC.



                                       By: /s/ RONALD A. HARRIS
                                          ------------------------------
                                           Ronald A. Harris
                                           Vice President and Controller

Date: November 30, 1998





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